EXHIBIT 32.1

In connection with the Amended Quarterly Report of Lone Star Gold, Inc. (the "Company") on Form 10-Q /A for the quarter ending June 30, 2018 as filed with the Securities and Exchange Commission (the "Report"), William Alessi, the Company's Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

August 15 , 2018	By:	/s/ William Alessi
William Alessi, Principal Executive and Financial Officer